EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 333-257440 on Form S-1 333-259797 of our report dated March 23, 2022, relating to the financial statements of Rocket Lab USA, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche, LLP

Los Angeles, CA

April 29, 2022